Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Randgold Resources Limited

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 (File No. 333-156150; No. 333-145013 and No. 333-103222) of Randgold Resources Limited of our report dated March 27, 2015, relating to the consolidated financial statements of Kibali (Jersey) Limited and its subsidiaries which appear in this Form 20-F of Randgold Resources Limited.

/s/ BDO LLP

BDO LLP

Registered Auditor

London

United Kingdom

March 30, 2015

BDO LLP is a limited liability partnership registered in England and Wales (with registered number OC305127).